CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of qmed, Inc. and Subsidiaries on Form S-8/S-3 and Form S-8 the use of our name as experts and our report dated January 19, 1996 on our audits of the consolidated financial statements of qmed, Inc. and Subsidiaries as of November 30, 1995 and for each of the two years ended November 30, 1995 which report is included in the Annual Report on Form 10-KSB.

                                       AMPER, POLITZINER & MATTIA

February 27, 1996
Edison, New Jersey